EXHIBIT 10.1
Memo

To:	North America Executive Team
From:	Ralph Bartel—CEO
CC:	Compensation Committee of the Board of Directors
Date:	June 13, 2006
Re:	North America Executive Bonus Plan — Revised

          To all:
          This Amendment supersedes the Executive Bonus Plan dated May 16, 2005 and is effective July 1, 2006.
          The purpose of the plan is to reward qualifying members of Travelzoo’s North America executive team for achieving their quarterly targets as set per the North America Master Budget. Executives with a minimum of twelve months of service are eligible to participate in the Executive Bonus Plan. The twelve month minimum service requirement is subject to waiver upon approval by the Compensation Committee of the Board of Directors. Individual discretionary rewards will not be made under this plan.
          The following executives are eligible for the Executive Bonus Plan:
          North America Executives

Ralph Bartel	CEO
Holger Bartel	EVP
Steve Ledwith	CTO
Wayne Lee	VP Finance
Shirley Tafoya	SVP Sales
          The bonus plan has two sets of goals that must be achieved in order to be rewarded.
          The first set of goals is based upon success of achieving both of the following quarterly targets as specified in the North America Master Budget:
•	Revenue — There is also a customer concentration criteria which must be met whereby there cannot be more than two “significant customers,” defined as a customer that accounts for 10% (rounded to the nearest 1%) or more of worldwide consolidated revenues for the quarter. Each of the significant customers also cannot account for more than 15% of worldwide revenues for the quarter (see Exhibit A for examples).

•	Operating income
          If both of the revenue and operating income targets are not met, the executive team is not eligible for the bonus even if all secondary goals are achieved that quarter.
          The second set of goals is based upon achieving at least two of the following three quarterly targets as specified each quarter in the North America Master Budget:
•	Collections

•	Subscriber targets

•	Staffing goals*
          * Staffing goals can be within +10% of the targeted headcount (calculated by taking the sum of the absolute values of the differences between actual and targeted headcount for each department and dividing by the targeted headcount for the quarter.)
          Each executive will be eligible to receive a bonus of $50,000 for the quarter upon the attainment of these goals, in addition to their current base salary.
          The bonus would be paid out approximately 45 days after the quarter closes. The bonus is subject to applicable tax withholdings.
          The Company reserves the right to amend its North America Master Budget and/or this Executive Bonus Plan at anytime and for any reasons.

          Exhibit A — Customer Concentration
          For all three examples below, the quarterly consolidated worldwide revenues are $20,000,000.
          Example A – Revenue for Customer ABC is $2,300,000, revenue for Customer XYZ is $1,950,000. No other customers have revenues greater than $1,900,000 (rounds to 10% of revenue).

% of
Revenue
Customer ABC	12%
Customer XYZ	10%
          Revenue Goal met – There are no more than two significant customers (Customer ABC and Customer XYZ) and each is under 15%.
          Example B – Revenue for Customer ABC is $2,300,000, revenue for Customer XYZ is $1,950,000, revenue for Customer QRS is $2,000,000. No other customers have revenues greater than $1,900,000 (rounds to 10% of revenue).

% of
Revenue
Customer ABC	12%
Customer XYZ	10%
Customer QRS	10%
          Revenue Goal not met – there are more than two significant customers.
          Example C — Revenue for Customer ABC is $3,500,000 and Customer XYZ is $1,950,000. No other customers have revenues greater than $1,900,000 (rounds to 10% of revenue).

% of
Revenue
Customer ABC	18%
Customer XYZ	10%
          Revenue Goal not met – there are only two significant customers but one of the significant customers is over 15% of revenue.